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                          SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 24th day of March 1998, by and among CONESE ENTERPRISES, LTD., a Delaware corporation ("Enterprises"), having its principal executive offices located at Two Columbus Center, 55 Alhambra Plaza, Suite 600, Coral Gables, Florida 33134; AMERICAN UNITED GLOBAL, INC., a Delaware corporation ("AUGI"), having its principal executive offices located at 11130 NE 33rd Place, Suite 250, Bellevue, WA 98004; IDF INTERNATIONAL, INC., a New York corporation ("IDF"), having its principal executive offices located at c/o Hayden Wegman, Inc., 330 West 42nd Street, New York, New York 10036; WESTERN POWER & EQUIPMENT CORP., a Delaware corporation ("WPEC"), having its principal executive offices located at 4601 NE 77th Avenue, Suite 200, Vancouver, WA 98662; and the other individuals who are party signatory hereto.

                                  INTRODUCTION:

         WHEREAS, Enterprises and certain of its Affiliates and associates have indicated a desire to purchase certain securities of AUGI, IDF and WPEC, all upon the terms and subject to the conditions set forth herein; and

         WHEREAS, Messrs. Eugene P. Conese, Sr. ("EPC, Sr.") and Eugene P. Conese, Jr. ("EPC, Jr."), the principal stockholders and executive officers of Enterprises, are highly experienced in operating, growing and developing corporate enterprises and in increasing shareholder value in such corporations; and

         WHEREAS, it is the intention of Enterprises to expand the business of AUGI through acquisitions and enhance shareholder value; and

         WHEREAS, the Boards of Directors of each of AUGI, IDF and WPEC are willing to permit Enterprises, EPC, Sr., EPC., Jr. and such other persons or entities as Enterprises may designate (collectively, the "Enterprises Group") to purchase securities of their respective corporations, upon the terms and subject to the conditions set forth herein, including, that members of the Enterprises Group become actively involved in the ongoing direction and management of AUGI and in advising existing management of each of IDF and WPEC in developing and implementing their strategic goals and plans.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties set forth herein, the parties hereto intending to be bound hereby, it is mutually agreed as follows:

1. Purchase and Sale of Securities. On the "Closing Date" (as herein defined), the Enterprises Group shall purchase from each of AUGI, IDF and WPEC, the securities set forth below, and each of AUGI, IDF and WPEC shall sell to the Enterprises


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         Group, such securities, all upon the terms and subject to the conditions hereinafter set forth.

         1.1      AUGI Securities.

                  (a) AUGI Series B-3 Preferred Stock. AUGI shall sell to the Enterprises Group and the Enterprises Group shall purchase from AUGI, an aggregate of 400,000 shares of authorized and previously unissued shares of the Series B-3 Preferred Stock, $.01 par value per share, of AUGI (the "AUGI Series B-3 Preferred Stock"), for a purchase price of $10.00 per share, or an aggregate of $4,000,000 for all 400,000 shares of AUGI Series B-3 Preferred Stock. In addition, the Enterprises Group shall have the right and option (but not the obligation), exercisable by written notice to AUGI (to be given not later than five (5) days prior to the mailing of the definitive proxy statement to the AUGI stockholders in respect of the "Special AUGI Stockholders Meeting" described herein) to purchase, on or before the Closing Date, up to an additional 150,000 shares of the AUGI Series B-3 Preferred Stock, to increase its aggregate investment in AUGI Series B-3 Preferred Stock from $4,000,000 to $5,500,000; provided, that (i) such additional investment in AUGI Series B-3 Preferred Stock shall be in minimum increments of 5,000 shares ($50,000), and (ii) in no event shall the Enterprises Group be permitted to purchase less than $4,000,000 of Series B-3 Preferred Stock or more than $5,500,000 of Series B-3 Preferred Stock, without the prior approval of the Board of Directors and the stockholders of AUGI, at such Special AUGI Stockholders' Meeting.

                  (b) AUGI Warrants. AUGI shall sell to the Enterprises Group, for an aggregate of $3,000, and the Enterprises Group shall purchase from AUGI, detachable warrants to purchase an aggregate of 3,000,000 shares of AUGI Common Stock (the "AUGI Warrants").

         1.2 Rights and Privileges of AUGI Series B-3 Preferred Stock. The AUGI Series B-3 Preferred Stock referred to in Section 1.1(a) above, when issued to the Enterprises Group shall:

                  (a) entitle the holder(s) to vote, together with the holders of AUGI Common Stock, at any regular or special meeting of stockholders of AUGI or in connection with any consents submitted to AUGI stockholders, on all matters requiring stockholder approval or ratification; provided, that each outstanding share of Series B-3 Preferred Stock shall be entitled, in the sole discretion of Enterprises, to either (i) that number of votes as the holder would have been entitled to if such share of Series B-3 Preferred Stock had been



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                           converted into shares of AUGI Common Stock, at the
                           applicable conversion price and conversion ratio in effect immediately prior to the date for determining the record date of any such regular or special meeting of AUGI stockholders or in respect of any such stockholder consent, or (ii) if and to the extent permitted by the applicable rules of The Nasdaq Stock Market, Inc. ("Nasdaq") or the American Stock Exchange, Inc. ("AMEX"), ten (10) votes, as though each such share of Series B-3 Preferred Stock had been converted into ten (10) shares of AUGI Common Stock immediately prior to the date for determining the record date of any such regular or special meeting of AUGI stockholders or in respect of any such stockholder consent;

                  (b) be convertible into shares of AUGI Common Stock at a conversion price (the "Conversion Price") which shall be equal to the lesser of (i) $2.00 per share, with each share of Series B-3 Preferred Stock being convertible into five (5) shares of AUGI Common Stock, or (ii) $1.00 in excess of the average of the closing bid prices of AUGI Common Stock, as traded on the NASD Bulletin Board, on the over-the-counter market "pink sheets," on Nasdaq or any other national securities exchange, for the twenty (20) consecutive trading days immediately prior to the Closing Date; it being understood that such Conversion Price and the applicable conversion ratio shall be subject to adjustment under certain conditions;

                  (c) pay an annual 7% cumulative cash dividend out of legally available funds, or $.70 per share of Series B-3 Preferred Stock; and

                  (d) contain the other rights, designations and privileges as are set forth in the Amended and Restated Certificate of Designations of the Series B-3 Preferred Stock, annexed hereto as Exhibit "A" and made a part hereof.

         1.3 Terms of the AUGI Warrants. The AUGI Warrants referred to in
Section 1.1(b) above, when issued to the Enterprises Group:

                  (a) shall (i) be assignable in whole or in part to any Affiliate or other designee of Enterprises (not to exceed ten persons), (ii) be detachable from the Series B-3 Preferred Stock and (iii) expire, to the extent not exercised, on a date which shall be ten
                           (10) years from the date of issuance;

                  (b) shall be exercisable immediately upon issuance, to the extent of 60% of such AUGI Warrants (1,800,000 shares of AUGI Common Stock) and commencing one (1) year from the date of issuance, as to the


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                           remaining 40% of such AUGI Warrants (1,200,000 shares
                           of AUGI Common Stock);

                  (c shall be exercisable, at an exercise price equal to $2.50 for the initial five (5) years of the term of the AUGI Warrants, and $3.00 per share for the remaining five (5) year term of the AUGI Warrants; such exercise price to be subject to certain anti-dilution adjustments as provided in such AUGI Warrants; and

                  (d) shall contain the terms and conditions as are more fully set forth in the AUGI Warrants to be executed and delivered by AUGI to the Enterprises Group on the Closing Date, substantially in the form and content of the AUGI Warrants annexed hereto as Exhibit "B-1" and made a part hereof.

                  1.4 IDF Common Stock and IDF Warrants. IDF shall sell to the Enterprises Group and the Enterprises Group shall purchase from IDF a minimum of 200,000 shares of authorized and previously unissued shares of the Common Stock, $.01 par value per share, of IDF (the "IDF Common Stock"), for a purchase price of $1.25 per share, or an aggregate of $250,000 for all 200,000 shares of IDF Common Stock. In addition, IDF shall sell to the Enterprises Group, for an aggregate of $300.00, and the Enterprises Group shall purchase from IDF, warrants to purchase an aggregate of 300,000 shares of IDF Common Stock (the "IDF Warrants"). Such IDF Warrants, when issued to the Enterprises Group:

                  (a) shall (i) be assignable in whole or in part to any Affiliate or other designee of Enterprises (not to exceed ten persons), (ii) be detachable from the IDF Common Stock and (iii) expire, to the extent not exercised, on a date which shall be ten (10) years from the date of issuance; provided, however, that in the event that IDF shall at any time prior to the stated expiration date of such IDF Warrants, consummate a registered public offering of shares of IDF Common Stock at an offering price per share of $5.00 or more, all of the IDF Warrants shall expire upon consummation of such public offering, unless exercised in whole or in part by the Enterprises Group, on a date which shall be prior to consummation of such public offering;

                  (b) shall be exercisable immediately upon issuance, to the extent of 60% of such IDF Warrants (180,000 shares of IDF Common Stock) and commencing one (1) year from the date of issuance, as to the remaining 40% of such IDF Warrants (120,000 shares of IDF Common Stock);


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                  (c)      shall be exercisable, at an exercise price equal to
                           $1.25 per share, such exercise price to be subject to certain anti-dilution adjustments as provided in such IDF Warrants; and

                  (d) shall contain the terms and conditions as are more fully set forth in the IDF Warrants to be executed and delivered by IDF to the Enterprises Group on the Closing Date, substantially in the form and content of the IDF Warrants annexed hereto as Exhibit "B-2" and made a part hereof.

         1.5 WPEC Warrants. WPEC shall sell to the Enterprises Group, for an aggregate of $150, and the Enterprises Group shall purchase from WPEC, detachable warrants (the "WPEC Warrants") to purchase an aggregate of 150,000 shares of authorized and previously unissued shares of the Common Stock, $.01 par value per share, of WPEC (the "WPEC Common Stock"). The WPEC Warrants, when issued to the Enterprises Group:

                  (a shall (i) be assignable in whole or in part to any Affiliate or other designee of Enterprises (not to exceed ten persons), and (ii) expire, to the extent not exercised, on a date which shall be ten (10) years from the date of issuance;

                  (b) be exercisable on a date which shall be the earliest to occur of: (i) the liquidation of all or substantially all of AUGI's equity interest in WPEC, whether through merger, tender offer, sale of substantially all of the WPEC assets or WPEC securities owned by AUGI to any unaffiliated third party, or a dividend or distribution of all of WPEC securities owned by AUGI to its stockholders, (ii) consummation of a public offering of securities of WPEC (other than in respect of registering securities under a WPEC stock option plan), (iii) the average of the closing prices of WPEC Common Stock, as traded on the Nasdaq National Market or other national securities exchange, shall exceed 200% of the exercise price of the WPEC Warrants for any 20 consecutive trading days, or (iv) one (1) year from the date of issuance;

                  (c) be exercisable, at an exercise price equal to the average of the closing prices of WPEC Common Stock, as traded on the Nasdaq National Market for the ten
                           (10) consecutive trading days immediately prior to date of this Agreement; such exercise price to be subject to certain anti-dilution adjustments as provided in such WPEC Warrants; and

                  (d contain the terms and conditions as are more fully set forth in the WPEC Warrants to be executed and delivered by WPEC to the Enterprises Group on the Closing Date, substantially in the form and


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                           content of WPEC Warrants annexed hereto as Exhibit
                           "B-3" and made a part hereof.

         1.6      Deliveries at the Closing. On the Closing Date:

                  (a) AUGI shall deliver to the Enterprises Group, registered in the names of such persons who shall be designated by EPC, Sr. or EPC, Jr., by written notice to AUGI (given not later than five (5) days prior to the date of mailing of the definitive proxy statement to the AUGI stockholders in connection with the Special AUGI Stockholders' Meeting), certificates evidencing, all and not less than all of (i) the 400,000 to 550,000 shares of AUGI Series B-3 Preferred Stock, and (ii) the AUGI Warrants.

                  (b IDF shall deliver to the Enterprises Group, registered in the names of such persons who shall be designated by EPC, Sr. or EPC, Jr., by written notice to IDF and AUGI (given not later than five (5) days prior to the date of mailing of the definitive proxy statement to the AUGI stockholders in connection with the Special AUGI Stockholders' Meeting), certificates evidencing, all and not less than all of the (i) 200,000 shares of IDF Common Stock, and (ii) the IDF Warrants purchased by the Enterprise Group pursuant to this Agreement.

                  (c) WPEC shall deliver to the Enterprises Group, registered in the names of such persons who shall be designated by EPC, Sr. or EPC, Jr. , by written notice to WPEC and AUGI (given not later than five
                           (5) days prior to the date of mailing of the definitive proxy statement to the AUGI stockholders in connection with the Special AUGI Stockholders' Meeting), the WPEC Warrants.

                  (d) The Enterprises Group shall deliver, by bank cashiers checks or by wire transfer of immediately available funds to accounts designated by each of AUGI, IDF and WPEC, as applicable (i) to AUGI, the sum of (A) not less than $4,000,000 and not more than $5,500,000, representing the purchase price for the AUGI Series B-3 Preferred Stock, and (B) $3,000, representing the purchase price for the AUGI Warrants; (ii) to IDF, the sum of $250,000, representing the purchase price (at $1.25 per share) for the 200,000 shares of IDF Common Stock, and $300, representing the purchase price for the IDF Warrants to be purchased by the Enterprise Group hereunder, and (iii) to WPEC, the sum of $150, representing the purchase price for the WPEC Warrants.


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 2. Additional Covenants and Agreements of the Parties.

         2.1 Certain Transactions. Except as otherwise expressly set forth on
Schedule 2.1 annexed hereto, between the date of this Agreement and the Closing Date, unless otherwise expressly contemplated by this Agreement or approved in writing in advance by Enterprises, neither AUGI, IDF nor WPEC shall:

                  (a) issue any shares of common stock, preferred stock, notes, debentures, warrants, options or other rights or instruments (whether or not convertible or exercisable for shares of common stock) entitling the holder to purchase or otherwise acquire securities of either AUGI, IDF or WPEC, or enter into any agreements, commitments or understandings in respect of any present or future issuances of any such securities;

                  (b amend or modify (including, without limitation, accelerating the vesting of) the existing terms of any outstanding securities of either AUGI, IDF or WPEC, including, without limitation, any outstanding common stock, preferred stock, warrants or stock options;

                  (c) issue or grant any additional stock options, stock purchase or stock subscription rights;

                  (d) other than the purchase of inventories in the ordinary course of business, enter into any agreement, lease, license or otherwise incur any obligation which requires the current or deferred payment of $100,000 or more; incur any indebtedness for money borrowed; sell, transfer or assign any material assets or properties (other than the sale of inventory in the ordinary course of business); sell any securities (whether publicly or privately); merge, consolidate or otherwise combine with any other person, firm or corporation; or enter into any agreement or commitment in respect of any of the foregoing;

                  (e) enter into any employment, consulting, management or related agreement providing compensation or other remuneration with any employee, officer, director or consultant; increase or extend the rate of compensation or remuneration currently payable to any existing employee, officer or director, or any affiliate of any such person; or amend or modify the terms of any existing employment, consulting or other agreement or arrangement with any such person;

                  (f) other than inventories and equipment acquired in the ordinary course of business (exclusive of equipment for the Computer Software Businesses hereinafter defined), acquire any assets or properties,


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                           including any computer software or other technology,
                           or securities of any other person, firm or corporation;

                  (g) enter into any agreement or other arrangement with an investment banker, investment advisor, financial consultant or similar person, or engage the services of any business or financial appraisal consultant;

                  (h) except with respect to transactions relating to the sale or disposition of the assets and liabilities associated with its Computer Software Businesses (as described in Section 2.6 hereof), enter into any agreement or arrangement not in the ordinary course of business, or otherwise enter into any joint venture or management agreement with any third party;

                  (i) except with respect to transactions relating to the sale or disposition of the assets and liabilities associated with its Computer Software Businesses (as described in Section 2.6 hereof), prepay any liabilities or otherwise compromise any indebtedness or other obligations, whether under leases, licenses or otherwise;

                  (j) purchase or redeem any outstanding securities, whether for cash or in exchange for any property or other assets; or

                  (k) enter into any transaction with any officer, director, principal stockholder or other affiliate or otherwise engage in any related party transaction that would require disclosure in a proxy statement filed under Rule 14 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or in a prospectus filed under the Securities Act of 1933, as amended (the "1933 Act").

         2.2 Affirmative Actions. Except as otherwise expressly set forth on
Schedule 2.2 annexed hereto, between the date of this Agreement and the Closing Date, unless otherwise approved in advance in writing by Enterprises, each of AUGI, IDF and WPEC shall:

                  (a) with respect to AUGI, use its best efforts to either regain its prior listing or obtain a new listing of AUGI's Common Stock on Nasdaq or obtain listing of such Common Stock on the AMEX; provided, that prior to closing it is understood that such best efforts shall not require a recapitalization;

                  (b) furnish to the Enterprises Group, true and complete copies of all registration statements and other periodic reports filed with the Securities and Exchange Commission ("SEC"), whether under the


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                           1933 Act or the 1934 Act, and make all such filings
                           with the SEC on a timely basis;

                  (c) identify and conduct discussions with potential purchasers of the assets and liabilities associated with the FreeAgent, NTERPRISE and other related software technologies and other assets of the ConnectSoft Communications Corporation and Exodus Technologies, Inc. subsidiaries of AUGI (collectively, the "Computer Software Businesses");

                  (d promptly issue a press release and Form 8-K describing this Agreement and the transactions contemplated hereby in form and substance satisfactory to the Enterprises Group and its counsel;

                  (e) provide the Enterprises Group with weekly statements of cash receipts and disbursements in respect of the Computer Software Businesses; and

                  (f) invite EPC, Sr., EPC, Jr. or other persons designated by them to participate in all meetings or discussions with investment bankers, industry analysts, business appraisers, representatives of Nasdaq or any other national securities exchanges.

         2.3 Resignation, Employment and Consulting Agreements. On or before the Closing Date: (a) Robert M. Rubin ("Rubin") shall resign as an executive officer and member of the Board of Directors of AUGI, IDF and all of their direct and indirect subsidiary corporations, other than WPEC, and (b) the existing (i) employment agreement, dated June 3, 1996, between Rubin and AUGI, and (ii) the existing consulting agreement, dated August 25, 1997, between Rubin and IDF, together with all amendments or modifications to any or all of the foregoing, shall terminate as of the date of such resignations. Enterprises hereby acknowledges that Rubin shall serve as a consultant to the Boards of Directors of each of AUGI and IDF, pursuant to the terms and conditions of the consulting agreements annexed hereto as Exhibit "C-1" and Exhibit "C-2", respectively. From and after the Closing Date, Enterprises shall not take any action which would cause AUGI or IDF not to honor the terms of such consulting agreements.

         2.4 Treatment of AUGI Publicly Traded Warrants. On the Closing Date (but not prior thereto without the prior written consent of the Enterprises Group), the "Enterprises Group Designees" (as hereinafter defined) on the Board of Directors of AUGI shall vote in favor of extending the expiration date of the 978,600 outstanding publicly held warrants to purchase shares of AUGI Common Stock at $7.50 per share (the "AUGI Public Warrants") from July 31, 1998 to July 31, 1999.

         2.5 Treatment of Certain Outstanding AUGI Stock Options. With respect to qualified and non-qualified stock options to purchase shares of AUGI Common Stock


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(the "AUGI Stock Options") issued to Messrs. Robert M. Rubin, C. Dean
McLain, David M. Barnes and Howard Katz (collectively, the "AUGI Management Group") it is hereby agreed that: (a) to the extent that any such AUGI Stock Options shall not have vested as at the Closing Date, the same shall be cancelled as at the Closing Date; provided, that if and for so long as AUGI or any subsidiary of AUGI shall continue to employ any member of the AUGI Management Group on a full-time basis following the Closing Date or retain the services of Rubin pursuant to the Consulting Agreement with AUGI, the unvested AUGI Stock Options shall remain in full force and effect unless otherwise modified by mutual agreement of AUGI and such employee; (b) in accordance with the existing AUGI stock options plans, a member of the AUGI Management Group shall have ninety (90) days from the date his services as an employee or consultant to AUGI shall terminate to exercise any vested AUGI Stock Options, after which the same shall expire; (c). to the extent that any of such AUGI Stock Options are non-qualified stock options, AUGI agrees to amend such agreements at the Closing Date to provide the holder with "cashless" exercise rights upon such terms and conditions as shall be reasonably acceptable to Enterprises, and which shall include cashless exercise rights similar to those contained in Section 3.2 of the AUGI Warrant Agreement annexed hereto as Exhibit B-1, and (d) to the extent that AUGI shall (in its sole discretion) elect to register the AUGI Warrants or any stock options on Form S-8 (or other applicable form of registration) for the benefit of any member of the AUGI Management Group or any other person who is not a member of the AUGI Management Group, it shall offer to include the shares of Common Stock issuable under vested stock options held by all members of the AUGI Management Group in such registration statement, subject to receipt of customary indemnities from such selling securityholder. AUGI represents and warrants to the Enterprises Group that the aggregate number of AUGI Stock Options which have vested for the AUGI Management Group do not exceed the following number of shares issuable under such vested AUGI Stock
Options: (i) Robert M. Rubin - 560,000 shares; (ii) C. Dean McLain - 243,500 shares; (iii) David M. Barnes - 116,667 shares; and (iv) Howard Katz - 233,333 shares. Schedule 2.5 annexed hereto lists the aggregate number of AUGI Stock Options which have been granted to the above named individuals and which have not vested.

         2.6      The Computer Software Businesses.

                  (a) Annexed hereto as Schedule 2.6(a) and made a part hereof, is a schedule setting forth the detail of all current monthly expenses and other obligations of the Computer Software Businesses.

                  (b) Schedule 2.6(b) annexed hereto and made a part hereof sets forth an itemization of the liabilities and obligations either directly incurred or guaranteed by AUGI in respect of its Computer Software Businesses, including those under existing real estate and equipment leases as well as with respect to other fixed and contingent obligations, including the anticipated costs of termination of personnel and shut-down of operations (the "Computer Software Businesses Liability Schedule").


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


                  (c)      The management and the Board of Directors of AUGI:
                           (i) shall keep Enterprises and its representatives fully informed on a timely basis in respect of all offers and related decisions concerning the sale of the Computer Software Businesses, as well as proposed compromises with creditors of the Computer Software Businesses; and (ii) shall provide Enterprises and its legal counsel, promptly upon receipt thereof, with copies of all letters of intent, drafts of agreements and related documents and correspondence in respect of all proposed transactions involving the sale of any of the Computer Software Businesses, as well as proposed arrangements with creditors of such Computer Software Businesses; provided, that the ultimate decision to sell all or any portion of the Computer Software Businesses, and the terms and conditions of any such sale(s), shall be in the sole discretion of the Board of Directors of AUGI.

                  (d) Each of AUGI and Enterprises do hereby covenant and agree that, if and to the extent that AUGI shall receive firm written offers from one or more bona fide prospective purchasers, AUGI shall sell the Computer Software Business upon the best possible terms and conditions designed to yield the highest return and minimize, to the greatest degree possible, the financial exposure to AUGI.

                  (e) The AUGI Board of Directors, in its sole discretion, may cause the sale of the Computer Software Businesses on terms and conditions as, in its judgment, is in the best interest of AUGI. Should Enterprises, for any reason, not be satisfied with the final terms and conditions of any proposed or actual transaction relating to the sale of all or any of the Computer Software Businesses, Enterprises shall have the right to terminate this Agreement upon ten (10) days prior written notice to AUGI; in which event, neither Enterprises nor any of its officers, directors, stockholders, agents or associates shall have any further liability or obligations to AUGI, WPEC, IDF or any officer, directors, stockholder or other affiliate thereof. In the event that this Agreement shall be terminated pursuant to this
                           Section 2.6(e), Enterprises shall be entitled to be reimbursed for its costs pursuant to Section 8.3(a) hereof.

                  (f) The parties hereto acknowledge that if AUGI were required to pay in full all or any substantial portion of the liabilities set forth on the Computer Software Businesses Liabilities Schedule, AUGI would not be able to meet the minimum $6.0 million of "Available Cash Resources" condition to closing set forth in Section 5.1(b) of this Agreement; it being understood that satisfaction of such condition is dependent upon AUGI and its Board of Directors compromising such liabilities and/or effecting one or more sales of the Computer Software Businesses between the date of this Agreement and the Closing Date.

         2.7 Compromise and Resolution of Certain Obligations of Robert M. Rubin. Rubin is currently indebted to AUGI in the amount of $1.2 million under a promissory note which is due July 31, 1998. Subject only to obtaining stockholder approval at the Special AUGI Stockholders Meeting referred to in
Section 4.1 hereof of the sale of its manufacturing operations to Hutchinson Corporation, on the Closing Date, AUGI shall terminate such obligation owed by Rubin in consideration for Rubin's assignment to AUGI of all payments which he shall be entitled to receive from Hutchinson Corporation (aggregating $1.2 million) under the non-competition and consulting agreements entered into between Rubin and Hutchinson Corporation and its affiliates; provided, however, that Rubin's obligations under the above referenced $1.2 million note shall be terminated/released by AUGI only in the event and to the extent that AUGI shall receive payments from Hutchinson Corporation or its affiliates. In addition, prior to the Closing, AUGI shall receive written confirmation from Hutchinson Corporation and its affiliates, to the effect that all payments under such non-competition and consulting agreements shall be remitted directly to AUGI. Annexed hereto as Schedule 2.7(a) and made a part hereof is the form of such assignment by Rubin and consent of Hutchinson Corporation or its affiliates (the "Assignment and Consent") to be delivered to AUGI on or before the Closing Date.

         2.8 Certain Conflicts of Interest and Waiver. Each of the parties hereto do hereby acknowledge and agree that GTH has at various times served as legal counsel, and continues to serve as legal counsel, to each of AUGI, IDF, WPEC, Rubin, Enterprises, EPC, Sr. and EPC, Jr. Accordingly, each of such parties has heretofore provided GTH with a written conflict waiver in connection with its representation of Enterprises and all members of the Enterprises Group , including EPC, Sr. and EPC, Jr., in connection with the negotiation and execution of this Agreement and consummation of the transactions contemplated hereby. AUGI, Rubin, IDF and WPEC have advised the Enterprises Group and GTH that they have retained the firm of Gersten Savage Kaplowitz & Fredericks, LLP, to represent them in connection with the negotiation and execution of this Agreement and consummation of the transactions contemplated hereby.

         2.9      Indemnification.

                  (a) AUGI agrees that, except as may be limited by applicable law, for seven (7) years from and after the Closing Date, the indemnification obligations set forth in the AUGI Indemnification Agreement for Officers and Directors in the form of Exhibit D annexed hereto (the "Indemnity Agreement"), the Certificate of Incorporation and the By-Laws of AUGI, in each case in effect as at the date of this Agreement, shall survive the Closing Date. Enterprises agrees that neither it nor any members of the Enterprises Group shall vote their shares of capital stock of AUGI to amend, repeal or otherwise modify such Indemnity Agreement, Certificate of Incorporation or By-Laws in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Closing Date were entitled to indemnification thereunder with respect to matters occurring prior to the Closing Date.

                  (b) AUGI shall obtain on or before Closing, and shall thereafter maintain in effect from and after the Closing Date, a directors' and officers' liability tail insurance policy covering the Company's current officers and directors in their respective capacities as such officers and directors with respect to matters occurring prior to the Closing Date, which tail insurance policy shall contain such coverage limits, require payment of such premiums, and be on such terms and conditions as shall be mutually agreeable to Enterprises and AUGI. The parties shall, within ten (10) business days from the date of this Agreement obtain quotes for, and mutually agree upon, such insurance coverage.

         2.10 Investment Intent. Enterprises hereby agrees that all of the securities being purchased from AUGI, IDF and WPEC pursuant to this Agreement are being purchased for investment and not with a view toward the distribution or resale thereof. In such connection, Enterprises agrees (and shall cause any of its transferees of such securities to agree) that the following legend may be placed on any certificates evidencing such securities:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, pledged, transferred, hypothecated or assigned in the absence of any effective registration statement under the Act, or an applicable exemption from the registration requirements of the Act, accompanied by an opinion of counsel acceptable to the Company that registration under the Act is not required."

         2.11 Due Authorization. This Agreement and all of the transactions contemplated hereby have been duly authorized by all requisite corporate action of the respective Boards of Directors of each of AUGI, IDF and WPEC, and Enterprises has received true copies of fully executed resolutions of such Boards of Directors.

 3. Boards of Directors of AUGI, IDF and WPEC.

          3.1      AUGI.

                  (a) On the Closing Date, all members of the AUGI Board of Directors, with the exception of C. Dean McLain ("McLain"), shall tender their resignations as directors of AUGI and all of its consolidated subsidiaries (other than IDF and WPEC). EPC, Sr., EPC, Jr. and four (4) additional persons designed by Enterprises (collectively, with EPC, Sr. and EPC, Jr., the "Enterprises AUGI Designees") shall be designated to fill the vacancies created by the resignations of the prior six (6) AUGI directors. The entire AUGI Board of Directors to take office from and after the Closing Date, including all six (6) of the Enterprises AUGI Designees and McLain shall have been voted upon and approved by the holders of a majority of the outstanding AUGI Common Stock at the Special AUGI Stockholders Meeting referred to in Section 4 below.

                  (b) From and after the Closing Date, in the event of the death or inability of any of the six (6) Enterprises AUGI Designees to continue to serve on the AUGI Board of Directors, the vacancy so created shall be filled by another person designated by Enterprises.

                  (c) For a period of three (3) years from the Closing Date, each of the members of the Enterprises Group agrees to vote all of the shares of AUGI Common Stock and/or AUGI Series B-3 Preferred Stock owned of record or beneficially by them in favor of the election of McLain as a member of the Board of Directors of AUGI. Similarly, for a period of three
                           (3) years from the Closing Date, Rubin and McLain hereby agree to vote all shares of AUGI Common Stock owned of record or beneficially by them in favor of the election of the Enterprises AUGI Designees as members of the Board of Directors of AUGI. In such connection, as at the Closing Date, Rubin and McLain shall deliver to each of Enterprises, EPC, Sr. and EPC, Jr. an irrevocable proxy coupled with an interest, in the form of Exhibit E annexed hereto.

         3.2      IDF.

                  (a) On the Closing Date, all members of the IDF Board of Directors, with the exception of Solon L. Kandel, Lawrence Kaplan, and Sergio Luciani shall tender their resignations as directors of IDF and all of its consolidated subsidiaries (provided, that Lembit Kald shall continue to serve as a director of Hayden-Wegman, Inc.). EPC, Sr., EPC, Jr. and two (2) additional persons designed by Enterprises (collectively, with EPC, Sr. and EPC, Jr., the "Enterprises IDF Designees") shall be designated to fill the vacancies created by the resignations of the IDF Directors. The four (4) Enterprises IDF Designees shall similarly be elected as members of the Board of Directors of all subsidiaries of IDF, including TechStar Communications, Inc. and Hayden-Wegman, Inc.

                  (b) From and after the Closing Date, in the event of the death or inability of any of the four (4) Enterprises IDF Designees to continue to serve on the Board of Directors of IDF or any of its subsidiaries, the vacancy so created shall be filled by another person designated by Enterprises.

                  (c) For a period of three (3) years from the Closing Date, each of the members of the Enterprises Group agrees to vote all of the shares of IDF Common Stock owned of record or beneficially by them, and shall use their best efforts to cause AUGI to vote, for the election of Lawrence Kaplan and (for so long as they shall be employed on a full time basis with IDF and its subsidiaries) Solon L. Kandel and Sergio Luciani as members of the Board of Directors of IDF and each of its subsidiaries, and (for so long as he shall be employed on a full-time basis with such corporation), Lembit Kald as a member of the Board of Directors of Hayden-Wegman. Similarly, for a period of three (3) years from the Closing Date, each of Rubin, Lawrence Kaplan, Sergio Luciani, Solon L. Kandel and Lembit Kald hereby agrees to vote all shares of IDF Common Stock owned of record or beneficially by them in favor of the election of the four (4) Enterprises IDF Designees as members of the Board of Directors of IDF and each of its subsidiaries. In such connection, as at the Closing Date, each of Messrs. Rubin, Kaplan, Luciani, Kandel and Kald shall deliver to each of Enterprises, EPC, Sr. and EPC, Jr. an irrevocable proxy coupled with an interest, in the form of Exhibit E annexed hereto.

          3.3      WPEC.

                  (a) On the Closing Date, EPC, Sr., EPC, Jr. and one additional person designated by Enterprises (collectively, with EPC, Sr. and EPC, Jr., the "Enterprises WPEC Designees") shall be designated to serve as members of the Board of Directors of WPEC In the event of the death or inability of any Enterprises WPEC Designee to serve on the WPEC Board of Directors, the vacancy so created shall be filled by Enterprises. The WPEC Board of Directors shall continue to serve until the next annual meeting of the stockholders of WPEC and until their successors shall be elected and qualified.

 4.   Special AUGI Stockholders Meeting.

         4.1 As soon as practicable following the date of this Agreement (but in no event later than May 31, 1998, or such later date as may be mutually agreed to by Enterprises and AUGI (the "Special AUGI Stockholders Meeting Date"), AUGI shall hold a special meeting of its stockholders (the "Special AUGI

                  Stockholders Meeting") for the purpose of (a) approving, adopting and ratifying this Agreement and all of the transactions contemplated hereby, (b) approving and ratifying certain of the resolutions which were not passed by reason of a lack of a quorum at the February 24, 1998 Annual Stockholders Meeting, and (c) approving and ratifying certain of the transactions approved by the Board of Directors of AUGI which took place in 1996 and 1997 and through the Closing Date, all as shall be specified by Enterprises prior to the filing of the preliminary proxy statement in respect of such Special AUGI Stockholders Meeting.

         4.2 As soon as practicable following the date of this Agreement, but in no event later than April 15, 1998, AUGI and its legal representatives shall, in conjunction with Enterprises and its legal representatives, prepare and file with the Securities and Exchange Commission ("SEC") a preliminary proxy statement describing this Agreement and the transactions contemplated hereby (the "Proxy Statement"). The form and content of such Proxy Statement and all amendments thereto shall be mutually acceptable in all respects to Enterprises, AUGI and their respective legal representatives. Each of Enterprises and AUGI mutually agree to use their collective best efforts to cause the Special AUGI Stockholders Meeting to be held on or before May 31, 1998.

5.       Conditions to Obligations of the Parties.

         5.1 Conditions to Obligations of Enterprises. The obligations of Enterprises and its affiliates to purchase the AUGI Series B-3 Preferred Stock, the AUGI Warrants, the IDF Common Stock, IDF Warrants and/or the WPEC Warrants, or to otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction of all of the following conditions precedent, any one of which may be waived in writing by Enterprises:

                  (a) Due Diligence Review. Enterprises and its affiliates shall have completed a thorough due diligence review and investigation of the assets, businesses, financial condition, liabilities (fixed and contingent), management and prospects of each of AUGI, IDF, WPEC and their respective subsidiary corporations, and, based thereon, shall determine (in the exercise of its sole discretion) to consummate the investments and related transactions contemplated hereby (the "Due Diligence Review"). To assist Enterprises and its representatives in the conduct of such Due Diligence Review, each of AUGI, IDF and WPEC shall (i) permit Enterprises representatives to meet at all reasonable times with senior operating management of such corporations to review strategic business goals and discuss operating philosophies;
                           (ii) provide Enterprises representatives with full and complete access to all financial statements, worksheets, budgets, projections, and other financial information and reports concerning the operating businesses of each of AUGI, IDF and WPEC; and (iii) permit Greenberg Traurig Hoffman Lipoff Rosen & Quentel ("GTH") to furnish Enterprises and its representatives with all agreements, reports, writings and other material in such counsels possession which may reasonably be expected to aid Enterprises in its Due Diligence Review. Subject to the foregoing, it is anticipated that Enterprises will complete its Due Diligence Review prior to May 31, 1998.

                  (b) Minimum Liquid Resources. On the Closing Date, after giving effect to (i) the anticipated reduction in liabilities associated with its Computer Software Businesses, resulting from the compromise of certain liabilities, and/or the contemplated sale of all or any portion of the Computer Software Businesses between the date of this Agreement and the Closing Date, and (ii) the receipt of a $2.0 million anticipated tax refund, AUGI shall have on hand cash and cash equivalents in the form of certificates of deposit, short-term government or other immediately liquid marketable securities (collectively, "Available Cash Resources") of not less than $6.0 million.

                  (c) Sale of Software Businesses and Related Liabilities. Prior to the Closing Date, Enterprises shall have received assurances acceptable to it, to the effect that (i) all of the fixed and contingent liabilities of AUGI under real estate and equipment leases and other obligations in respect of the Computer Software Businesses as previously or presently conducted by its Connectsoft, Inc., ConnectSoft Communciations Corporation and/or Exodus Technologies, Inc. subsidiaries (including those specified on Schedule 2.6(b) hereto) have been satisfactorily terminated or compromised on or before Closing, and (ii) the terms and conditions of the sale or contemplated sale of the assets or securities of any of the companies comprising the Computer Software Businesses shall be satisfactory in all respects to Enterprises.

                  (d) Net Operating Loss Carryforward. Prior to the Closing Date, Enterprises shall have received a written opinion acceptable to Enterprises, in its sole discretion, from Deloitte & Touche, LLP or any other accounting firm acceptable to Enterprises, to the effect that (i) as of March 31, 1998, the net operating loss carryforward of AUGI will be no less than $19 million, (ii) the accrual or receipt of all or any portion of the anticipated $2.0 million tax refund referred to in Section 5.1(b) above shall not reduce or otherwise adversely impact AUGI's net operating loss or other favorable tax attributes, and
                           (iii) taking into account the transactions contemplated by this Agreement, the use of AUGI's net operating loss carry forward referred to in (i) above will not be subject to limitation under Sections 269, 382, 384, 1502, or any other provision under the Internal Revenue Code of 1986, as amended, or the Treasury Regulations promulgated thereunder.

                  (e) AUGI Stockholder Approval. The Special AUGI Stockholders Meeting shall have been duly conducted, and the holders of the requisite majority of AUGI shares of capital stock shall have approved (i) this Agreement and the transactions contemplated hereby, including the election of the Enterprises AUGI Designees to the Board of Directors of AUGI, and (ii) the other matters referred to in Section 4.1 above, at such Special AUGI Stockholders Meeting.

                  (f) No Material Adverse Change. Between the date of this Agreement and the Closing Date, there shall not have occurred any condition or event (including, without limitation, the commencement of litigation against AUGI, IDF, WPEC, the Computer Software Businesses, or any of their respective subsidiaries, officers or directors) which, with the passage of time, the giving of notice or otherwise, could reasonably be expected to have a material adverse effect on the business, financial condition, management, liabilities or prospects of any of AUGI, IDF, TechStar, Hayden-Wegman, the Computer Software Businesses or WPEC, whether individually, or taken as a consolidated whole.

                  (g) No Litigation. As at the Closing Date, there shall not be pending any litigation against AUGI or the Board of Directors of AUGI which seeks to enjoin this Agreement or the transactions contemplated hereby, nor shall AUGI, Enterprises or any member of the AUGI Management Group have received notice that any such litigation is threatened.

                  (h) Maintenance of Directors and Officers Liability Insurance. All existing directors and officers liability insurance maintained by AUGI prior to the date hereof, shall remain in full force and effect as at the Closing Date, and AUGI shall not have received any notice of disclaimers or reservation of rights by AUGI's insurance carrier.

                  (i) Compliance with Representations and Warranties. The representations and warranties set forth in Section 6 of this Agreement shall be true and correct on the Closing Date as through restated in full as at such date. At the Closing, AUGI shall deliver to Enterprises a certificate executed by the Chief Executive Officer and Chief Financial Officer of AUGI, to the effect that all such representations and warranties have been complied with.

                  (j) Compliance with Covenants and Agreements. As at the Closing Date, each of AUGI, IDF and WPEC and the other party signatories to this Agreement shall have complied in full with their respective covenants and agreements contained herein. In addition, on or prior to the Closing, the Enterprises Group shall have received satisfactory irrevocable proxies from Messrs. Rubin, Laurence Kaplan, Sergio Luciani, Solon L. Kandel and Lembit Kald with respect to the matters referred in Section 3.1(c) and Section 3.2(c) above. At the Closing, AUGI shall deliver to Enterprises a certificate executed by the Chief Executive Officer and Chief Financial Officer of AUGI, to the effect that all such covenants and agreements have been complied with.

                  (k) Delivery of Securities, Exhibits and Other Instruments and Agreements. At the Closing, the Enterprises Group shall have received stock certificates evidencing the appropriate number of shares of AUGI Series B-3 Preferred Stock, and IDF Common Stock. In addition, the Enterprises Group shall have received the WPEC Warrants, the AUGI Warrants and the IDF Warrants. Prior to the Closing Date, the Amended and Restated Certificate of Designations of the Series B-3 Preferred Stock shall have been filed with the Secretary of State of the State of Delaware. In addition, at Closing, AUGI shall have received the Assignment and Consent, duly executed by Rubin and Hutchinson Corporation and its affiliate.

         5.2 Conditions to Obligations of AUGI, IDF and WPEC. The obligations of AUGI, IDF and WPEC to sell the AUGI securities, the IDF Common Stock and/or the WPEC Warrants, or to otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction of all of the following conditions precedent, any one of which may be waived in writing by AUGI, on behalf of itself, IDF and WPEC:

                  (a) AUGI Stockholder Approval. The Special AUGI Stockholders Meeting shall have been duly conducted, and the holders of the requisite majority of AUGI shares of capital stock shall have approved this Agreement and the transactions contemplated hereby, including the election of the Enterprises AUGI Designees to the Board of Directors of AUGI, at such Special AUGI Stockholders Meeting.

                  (b No Litigation. As at the Closing Date, there shall not be pending any litigation against AUGI or the Board of Directors of AUGI which seeks to enjoin this Agreement or the transactions contemplated hereby, nor shall AUGI, Enterprises or any member of the AUGI Management Group have received notice that any such litigation is threatened.

                  (c) Maintenance of Directors and Officers Liability Insurance. All existing directors and officers liability insurance maintained by AUGI prior to the date hereof, shall remain in full force and effect as at and after the Closing Date.

                  (d) Compliance with Covenants and Agreements. As at the Closing Date, the Enterprises Group shall have complied in full with its covenants and agreements contained herein, including payment of the purchase prices for the AUGI Series B-3 Preferred Stock, the AUGI Warrants, the IDF Common Stock, the IDF Warrants and the WPEC Warrants being purchased by the Enterprises Group pursuant to this Agreement. At the Closing, Enterprises shall deliver to AUGI a certificate executed by the Chief Operating Officer of Enterprises to the effect that all such covenants and agreements have been complied with.

                  (e) Payment for Securities, Other Agreements. At the Closing, each of AUGI, IDF and WPEC shall have received payment in full for the appropriate number of shares of AUGI Series B-3 Preferred Stock, the IDF Common Stock, the AUGI Warrants, the IDF Warrants and the WPEC Warrants. In addition, at Closing, AUGI shall have received the written ratification and consent of the Enterprises AUGI Designees on the AUGI Board of Directors to the cancellation of the $1.2 million Rubin Note in exchange for the Assignment and Consent.

6.       Representations and Warranties of AUGI, IDF and WPEC.

         Each of AUGI, IDF and WPEC (collectively, the "Corporations") do hereby individually as to each of them (but not jointly or severally) represent and warrant to Enterprises, as follows:

         6.1 Authorization and Enforceability of Agreement. This Agreement, the Exhibits hereto and the consummation of the transactions contemplated hereby and thereby have all been duly authorized and approved by all requisite corporate action of the respective Boards of Directors of each of AUGI, IDF and WPEC (in each case, with Rubin abstaining from the voting on such matters). This Agreement and each of the Exhibits hereto to which any of the Corporations are parties signatory, when executed, shall constitute valid and legally binding agreements and obligations of the applicable Corporation signatory thereto, enforceable against such Corporation in accordance with its or their respective terms, except as enforceability may be limited by laws of bankruptcy, reorganization and creditors' rights generally and except as enforcement thereof may be limited as to certain equitable remedies.

         6.2 SEC Reports. AUGI (a) has furnished to Enterprises true and complete copies of AUGI's prospectus on Form S-1 declared effective under the 1933 Act, Form 10-K Annual Report for its fiscal year ended July 31, 1997 (the "1997 Form

         10-K"), Form 10-Q Quarterly Report for the quarters ended October
         31, 1997 and January 31, 1998, all Form 8-K Current Reports filed with the SEC since December 31, 1995, and the Proxy Statement for the 1996 Annual Meeting, all as filed with the SEC under the 1934 Act, and (b) will timely file with the SEC and simultaneously furnish to Enterprises all additional reports required to be filed under the Securities Act of 1933, as amended and/or the Securities Exchange Act of 1934, as amended for periods from and after October 31, 1997 (collectively, the "SEC Filings"). Except for such amendments which may be required to the aforesaid Form S-1 registration statement to keep the same current for any selling stockholder thereunder, all of such SEC Filings are true, correct and complete in all material respects and do not contain any misleading statement of a material fact or omit to state any fact required to be stated therein in order to make the statements contained therein not misleading in any material respect.

          6.3 Capitalization. Schedule 6.3 annexed hereto sets forth an analysis as of December 31, 1997 of (i) the authorized, issued and outstanding shares of AUGI Common Stock, and principal record owners of such AUGI Common Stock, (ii) the issued and outstanding shares of Series B-1 Preferred Stock, and the principal record owners thereof, (iii) outstanding options and warrants to purchase shares of AUGI Common Stock, and the principal record holders thereof, and (iv) the authorized, issued and outstanding shares of IDF Common Stock, convertible notes and options to purchase shares of IDF Common Stock, and the principal holders of such securities. Since December 31, except as set forth on Schedule 6.3, there are no additional authorized, issued and outstanding shares of Common Stock, preferred stock, convertible notes, warrants or options to purchase shares of capital stock of AUGI, IDF and/or WPEC.

          6.4 Litigation. Except as reflected on Schedule 6.4 annexed hereto, there are no lawsuits, governmental investigations or administrative proceedings or hearings or other litigation pending or, to the knowledge of the Corporations, threatened, against any of the Corporations, any direct or indirect subsidiary of any of the Corporations, or any officer or director thereof.

          6.5 Taxes. All tax returns, reports and statements, including information returns, required by any federal, state or local governmental authority to be filed by any of the Corporations or their subsidiaries have been filed with the appropriate governmental authority, and all federal, state and local income taxes, withholding taxes, sales taxes, capital gains taxes, property taxes, use taxes, ad valorem taxes and any other taxes and levies to which the Corporations or its subsidiaries are subject (collectively, "Taxes") have been fully and timely paid prior to the date on which any fine, penalty, interest or late charge may be added thereto, other than the imposition of any Taxes which are being contested in good faith by any of the Corporations and are disclosed on Schedule 6.5 hereto. Proper and accurate amounts have been withheld by each of the Corporations and their respective subsidiaries from its respective employees for all periods in which full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental authorities. Except as set forth on Schedule 6.5, no Tax returns of any of the Corporations or their respective subsidiaries are being audited or have been noticed for audit, and no extensions for filing of any Tax returns or for the payment of any Tax, assessment or other change has been entered into with any taxing authority.

          6.6 ERISA. Schedule 6.6 annexed hereto lists and separately identifies all title IV Plans, Plans, including Multiemployer Plans (as defined in
         Section 4001(a)(3) of ERISA) to which any of the Corporations or their respective subsidiaries are parties. Copies of all such Plans shall be furnished to Enterprises and its representatives. Each Plan is in compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code (the "Code"), including the filing of reports required under ERISA and the Code. None of the Corporations or their subsidiaries have failed to make any contribution or pay any amount due as required by either Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan. None of the Corporations or any of its subsidiaries or any ERISA Affiliate (which, together with any of the Corporations or any of their subsidiaries would be treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of ERISA) has engaged in any prohibited transaction, as defined in Section 4975 of the Code, in connection with any Plan which would subject any of the Corporations or its subsidiaries to a material tax on prohibited transactions imposed by Section 4975 of the Code. Except as set forth on Schedule 6.6: (i) no Title IV Plan has any unfunded pension liability, (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur, (iii) there are no pending, or to the knowledge of any of the Corporations, threatened claims, sanctions, actions or lawsuits asserted or instituted against any Plan, (iv) none of the Corporations or any of its subsidiaries or other ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multemployer Plan (as defined in Section 4001(a)(3) of ERISA), and (v) within the past five years, no Title IV Plan with unfunded pension liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any of the Corporations or its subsidiaries. As used herein, the term "Title IV Plan" means an employee benefit plan, as defined in Section 3(2) of ERISA, which is covered by Title IV of ERISA, and which any of the Corporations, any subsidiary thereof or any other ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them. As used herein the term "unfunded pension liability" means, the aggregate amount, at any time outstanding, of the amount by which the present value of all accrued benefits under each Title IV Plan exceed the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan. As used herein, the term "ERISA Event" mean (a) any event described in
         Section 4043(c) of ERISA with respect from a Title IV Plan, (b) the withdrawal of any of the Corporations or an ERISA Affiliate from a Title IV Plan, (c) the complete or partial withdrawal from any Multiemployer Plan, (d) the filing of a notice to terminate any Title IV Plan or the treatment of a plan amendment as a termination under
         Section 4041 of ERISA, (e) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate a Title IV Plan or Multiemployer Plan, (f) the failure to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days, or (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan, or for the imposition of liability under Section 4069 or 4212(c) of ERISA.

          6.7 Environmental Matters. Except as set forth in Schedule 6.7 annexed hereto, as of the Closing Date, to the best knowledge of the
         Corporations: (i) all real estate owned or leased by the Corporations is free of contamination from any Hazardous Materials, except for such contamination which would not result in any liabilities, obligations, responsibilities, response, remedial and removal costs, studies, capital costs, damages, punitive damages, treble damages, or related other related costs and expenses, including professional and consulting fees (collectively, "Environmental Liabilities") which could reasonably be expected to exceed $100,000 in the aggregate, (ii) no Corporation or any subsidiary has caused or suffered to occur any release of Hazardous Materials on, at, in, under, above, to, from or about any of its real estate, (iii) the Corporations and its subsidiaries are in compliance with all Environmental Laws, except for any Environmental Liabilities which could reasonably be excepted to exceed $100,000 in the aggregate,
         (iv) the Corporations and its subsidiaries have obtained all permits required by Environmental Laws, and all such permits are in full force and in good standing, (v) none of the Corporations are involved in or is aware of any facts, circumstances or conditions, including any releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Corporations or its subsidiaries which could reasonably be expected to exceed $100,000 in the aggregate,
         (vi) there is no litigation, governmental investigation or any administrative proceeding pending, or to the knowledge of the Corporations, threatened, which arises under or relates to any Environmental Laws or Hazardous Material and which seeks damages, penalties, fines, costs or expenses against any of the Corporations or its subsidiaries in excess of $100,000 in the aggregate, or which alleges criminal misconduct, (vii) no notice has been received by any of the Corporations or its subsidiaries identifying it or them as a "potentially responsible party" or requesting information under CERCLA (as herein defined) or analogous state statutes. As used herein, the term "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994; the Federal Insecticide, Fungicide and Rodenticide Act; the Solid Waste Disposal Act; the Toxic Substance Control Act; the Clean Air Act; the Federal Water Pollution Control Act; the Occupational Safety and Health Act; and the Safe Drinking Water Act, each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification and approval statutes. As used herein, the term "Hazardous Material" means any substance, material or waste which is regulated by or forms the basis of Environmental Liabilities under Environmental Laws.

          6.8 Cancellation of Certain WPEC Stock Options. WPEC's Board of Directors have rescinded an aggregate of 1,000,000 stock options previously awarded to certain officers and directors of WPEC, including Rubin and McLain, as such options were withdrawn from shareholder consideration.

7. Closing and Closing Date. The transactions contemplated by this Agreement shall be consummated at a closing (the "Closing") to be held at the offices of GTH, at 200 Park Avenue, 15th floor, New York, New York 10166 on a date (the "Closing Date") which shall be not later than fifteen (15) days following completion of the Special AUGI Stockholders Meeting, or such other date as AUGI and Enterprises may mutually agree upon; provided, that in no event shall the Closing Date be later than June 30, 1998, without the prior written consent of both Enterprises and AUGI.

8.       Termination of Agreement and Termination Fees.

         8.1 Termination. This Agreement may be terminated at any time on or before the Closing Date -------------

                  (a)      by mutual agreement of all parties hereto, or

                  (b) by Enterprises, in the event that (i) it shall not be satisfied, in the exercise of its sole and absolute discretion, prior to May 31, 1998 with the results of its Due Diligence Review, (ii) any of the Corporations shall have breached any of their respective representations and warranties contained in Section 6 hereof, (iii) any of the Corporations shall have failed to fully perform on a timely basis all covenants and agreements required to be performed by them pursuant to this Agreement, or (iv) any of the conditions specified in Section 5.1 hereof shall have not been satisfied or waived in writing by Enterprises as at the Closing Date, or

                  (c by AUGI (on behalf of itself, IDF and WPEC), in the event that (i) Enterprises shall not have advised AUGI that Enterprises has completed a satisfactory Due Diligence Review prior to May 31, 1998, (ii) Enterprises shall have failed to fully perform on a timely basis all covenants and agreements required to be performed by it pursuant to this Agreement, (iii) any of the conditions specified in Section 5.2 hereof shall have not been satisfied or waived in writing by Enterprises as at the Closing Date, or (iv) AUGI shall have received a bona fide written offer from a financially qualified third person, firm or corporation not affiliated or associated in any capacity with AUGI, IDF, WPEC or any of its officers, directors or principal stockholders (a "Third Party Offeror") to acquire (whether by merger, tender offer, purchase of assets or securities or similar combination) all or substantially all of the assets, properties or securities of AUGI, IDF or WPEC (an "Acquisition Offer"), on terms which the board of directors of AUGI determines, in good faith and the exercise of its fiduciary duties, is more beneficial to the stockholders of AUGI than consummating the transactions contemplated by this Agreement; provided, that prior to the "Outside Closing Date" (as herein defined), under no circumstances or conditions shall the Board of Directors of AUGI, IDF or WPEC, or any member thereof, encourage or solicit any such Acquisition Offer, meet or otherwise negotiate with any prospective Third Party Offeror, or otherwise authorize any investment banker, financial consultant or other agent to engage in any such activities; or

                  (d) By either Enterprises or AUGI (on behalf of all of the Corporations) in the event that the Closing and the Closing Date shall not have occurred by 5:00 p.m. (New York City time) on June 30, 1998 (the "Outside Closing Date").

          8.2 Liability Upon Termination. Except as set forth in Section 8.3 below, in the event that this Agreement shall be terminated on or prior to the Closing Date, no party hereto shall have any further liability to the other; provided, however, no party to this Agreement (nor any affiliate of such party) shall have the right to terminate this Agreement and his or its obligations hereunder by reason of such parties failure to perform his or its respective covenants, agreements and obligations hereunder, or his or its breach of their respective representations and warranties made in this Agreement.

         8.3 Termination Fee and Expenses.

                  (a) Expense Reimbursement. In the event that Enterprises shall terminate this Agreement by reason of clauses
                           (i), (ii), (iii) or (iv) of Section 8.1(b) above: (i) AUGI and Enterprises shall each be responsible to pay 50% of the fees of Deloitte & Touche or any other accounting firm engaged to provide tax consulting services in respect of the matters contemplated by
                           Section 5.1(d) above up to an aggregate amount not to exceed $35,000 (the "Tax Consulting Fee"); and (ii) AUGI shall pay to Enterprises an amount equal to Enterprises' actual out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred in connection with the transactions contemplated hereby (excluding the Tax Consulting Fee payable in respect of clause (i) of this Section 8.3(a)), up to a maximum amount not to exceed $50,000 in the aggregate (collectively, the "Enterprises Expense Reimbursement").

                  (b) Termination Fee. In the event that AUGI shall terminate this Agreement solely by reason of clause
                           (iv) of Section 8.1(c) above, then simultaneous with consummation of the transaction contemplated by the Acquisition Offer made by the Third Party Offeror (or any modification or amendment thereto), AUGI shall pay to Enterprises a cash termination or "break-up" fee of $500,000.

                   (c)     Payments. All payments to be made pursuant to this
                           Section 8.3 (including, without limitation, reimbursement to Enterprise of 50% of the Tax Consulting Fees, if applicable, and payment of the Enterprises Expense Reimbursement) shall be paid by the applicable party to the other party not later than ten (10) days following termination of this Agreement.

9.       Miscellaneous

         9.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise and consult with the other Party prior to making the disclosure and permit the other Party to participate in the preparation of such release).

         9.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         9.3 Entire Agreement. This Agreement (including the Exhibits hereto and other documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party ; provided, however, that Enterprises may (i) assign any or all of its rights and interests hereunder to one or more of their Affiliates and
(ii) designate one or more of their Affiliates to perform its obligations hereunder (in any or all of which cases Enterprises nonetheless shall remain responsible for the performance of all of such obligations hereunder).

         9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally, (ii) after five (5) business days if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below, or (iii) after one business day if it is sent by overnight courier via a reputable overnight courier service with confirmation of receipt and addressed to the intended recipient as set forth below:

         If to AUGI:

         Mr. Robert M. Rubin, Chief Executive Officer
         American United Global, Inc.
         6060 Kings Gate Circle
         Del Ray Beach, FL

         If to WPEC:

         Mr. C. Dean McLain,. Chief Executive Officer
         Western Power & Equipment Corp.
         4601 NE 77th Avenue, Suite 200
         Vancouver, WA 98662

         If to IDF:

         Mr. Solon L. Kandel,. Chief Executive Officer
         IDF International, Inc.

         c/o Hayden Wegman, Inc.
         330 West 42nd Street
         New York, New York  10036

         Copy to:

         Jay Kaplowitz, Esq.
         Gersten Savage Kaplowitz & Fredericks, LLP
         101 East 52nd Street, 9th floor
         New York, New York 10022

         If to Enterprises:

         Eugene P. Conese, Jr.
         Conese Enterprises, Ltd.
         55 Alhambra Plaza, Suite 600
         Coral Gables, FL 33134

         Copy to:

         Stephen A. Weiss, Esq.

         Greenberg Traurig Hoffman Lipoff Rosen & Quentel
         200 Park Avenue

         New York, New York 10166

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         9.8 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the domestic laws of the State of Delaware, without giving effect to any choice of conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any legal action or proceeding with respect to this Agreement may be brought in any court of the State of New York, or in any court of the United States of America within the State of New York, and by execution and delivery of this Agreement, each of the Corporations and Enterprises hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.

         9.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.11 Expenses. Except as otherwise provided in Section 8.3 hereof, each of the Corporations, on one hand, and Enterprises, on the other hand, will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. In addition, it is expressly acknowledged and agreed that (a) on the date of execution of this Agreement, AUGI has paid to GTH the sum of $250,000 in reduction of accrued and unpaid professional fees and disbursements owned to such firm and incurred prior to the date of this Agreement (such payment not to be construed, however, as AUGI's admission that the full amount of such accrued fees and disbursements are, in fact, due and owing), and (b) on the Closing Date, AUGI shall pay the professional fees and disbursements of its special counsel Gersten Savage Kaplowitz & Fredericks, LLP ("GSK"), up to a maximum amount not to exceed $85,000 in the aggregate; provided, that (i) GSK's fees shall be based solely upon such firm's itemized customary hourly time changes,
(ii) its disbursements shall be accompanied by appropriate receipts and other backup, and (iii) all of the foregoing shall be verified and itemized to the reasonable satisfaction of Enterprises.

         9.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         9.13 Incorporation of Exhibits and Schedules. The Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, the date and year first above written.

                                     AMERICAN UNITED GLOBAL, INC.

                                     by: /s/ Robert M. Rubin
                                         -------------------------------
                                        Robert M. Rubin, Chief Executive
                                        Officer

                                     IDF INTERNATIONAL, INC.

                                     by: /s/ Solon D. Kandel
                                         ------------------------------
                                        Solon D. Kandel, Chief Executive
                                        Officer

                                     WESTERN POWER & EQUIPMENT CORP.

                                     By: /s/ C. Dean McLain
                                        ------------------------------
                                        C. Dean McLain, Chief Executive
                                        Officer

                                     CONESE ENTERPRISES, LTD.
                                     By: /s/ Eugene P. Conese
                                        -----------------------------
                                        Eugene P. Conese, Jr., Chief
                                        Operating Officer

                                     AGREED TO, Pursuant to Sections 2.3, 2.5
                                      2.7, 3.1 and 3.2 above:

                                          /s/ Robert M. Rubin
                                        ---------------------------------
                                         ROBERT M. RUBIN

AGREED TO pursuant to Section 2.5 and Section 3.1(c) above:

                              /s/ C. Dean McLain
                   -------------------------------------------
                                 C. Dean McLain

AGREED TO pursuant to Section 3.2(c) above:

                             /s/ Lawrence Kaplan
                   -------------------------------------------
                                 Lawrence Kaplan

                               /s/ Sergio Luciani
                   -------------------------------------------
                                 Sergio Luciani

                               /s/ Solon D. Kandel
                   -------------------------------------------
                                 Solon D. Kandel

                                /s/ Lembit Kald
                   -------------------------------------------
                                   Lembit Kald

AGREED TO pursuant to Section 2.5 above:

                                /s/ Howard Katz
                   -------------------------------------------
                                   Howard Katz

                              /s/ David M. Barnes
                   -------------------------------------------
                                 David M. Barnes